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                                                                   Exhibit 2.2


                              RECISION AND RELEASE

         This Recision and Release is made and entered into December 1, 1996 by and among American Clinical Labs, Inc. ("ACL"), a Florida Corporation, North American Resorts, Inc. ("North American"), a Colorado Corporation, Anthony A. Arrigoni, D. Jerry Diamond, Richard J. Diamond and Donald R. Mastropietro.

         WHEREAS, the parties entered into an agreement entitled "Agreement and Plan of Reorganization" dated September 3, 1996, and a "Cross-Receipt and Closing Certificate" dated October 7, 1996 and

         WHEREAS, the parties have taken certain actions and entered into certain transactions pursuant to , in connection with and as a result of said agreement; and

         WHEREAS, the parties desire to return to their individual status as if they had never entered into said agreement; taken the actions and entered into the transactions as aforesaid; and

         WHEREAS, the certificate representing the 41,000,000 shares of North American common stock will be returned immediately to North American's transfer agent marked "Canceled"; and

         WHEREAS, North American will send a letter to its transfer agent, instructing it to issue a new certificate to ACL for 12,500,000 shares of North American's restricted common stock, a copy of which is attached as Exhibit "A" to this agreement; and

         WHEREAS, the certificates representing the common and preferred stock of Channel America (formerly EVRO Corporation) delivered to North American at the Closing will be returned to ACL; and

         WHEREAS, the Promissory Notes totaling $239,658.25 delivered to North American at the Closing will be returned to ACL; and

         WHEREAS, the liabilities totaling $283,717.16 that were assumed by North American at the Closing will be reassumed by ACL; and

         WHEREAS, Richard J. Diamond hereby resigns as an officer and director of North American, and Donald R. Mastropietro resigns as an officer of North American effective December 1, 1996 and have attached said resignations as Composite Exhibit "B" to this Agreement;

         NOW THEREFORE, in consideration of the premises and the mutual recision and releases set forth herein, the parties agree as follows:





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         Section 1.       The aforesaid Agreement and Plan of Reorganization,
together with all contracts, agreements, understandings, sales of stock, transactions and employment and non-competition agreements and every action and transaction arising out of, in connection with, or consequently or incidentally related to, the Agreement and Plan of Reorganization and other contracts, agreements, and understandings, whether or not specifically identified in this Recision and Release, are hereby rescinded, canceled and terminated with the effect that the parties are restored to their respective condition and status, inter se, which existed prior to entering into the Agreement and plan of Reorganization and all such contracts, agreements, understandings, sale of stock, transactions, employment and non-competition agreements.

         Section 2. The parties will cooperate for the purpose of achieving the purposes and intents of Section 1, including executing and delivering such further and additional documents and instruments as may be deemed necessary and desirable.

         Section 3. Each of the parties, for themselves, their directors, officers, stockholders, employees and agents, their successors, heirs and assigns does hereby release, irrevocably and unconditionally, every other party, their directors, officers, stockholders, employees and agents, their successors, heirs and assigns, from any and every demand, claim, liability, injury, suit, damage and cause of action which such party may now or hereafter have, arising out of or in connection with the Agreement and Plan of Reorganization and all such contracts, agreements, understandings, sales of stock, transactions and employment and non-competition agreements, specifically and generally identified in this Recision and Release, and the actions and transactions arising out of, in connection with or consequently or incidentally related thereto.

         IN WITNESS WHEREOF, the parties have executed this agreement the date first above written.

         (Seal)

ATTEST:                                         AMERICAN CLINICAL LABS, INC.

/s/ Teresa B. Fannin                            By: /s/ D. Jerry Diamond
---------------------------------               ------------------------------
Teresa B. Fannin, Secretary                     D. Jerry Diamond, President

         (Seal)

ATTEST:                                         NORTH AMERICAN RESORTS, INC.

/s/ Anthony Arrigoni                            By: /s/ Anthony Arrigoni
---------------------------------               -------------------------------
Anthony Arrigoni, Secretary                     Anthony Arrigoni, Vice President


                                                Richard J. Diamond

                                                --------------------------------
                                                /s/ Richard J. Diamond




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                                                Donald R. Mastropietro
                                                --------------------------------
                                                /s/ Donald R. Mastropietro


STATE OF FLORIDA
COUNTY OF POLK

         BEFORE ME, the undersigned authority duly authorized to take acknowledgments, personally appeared D. JERRY DIAMOND, President of American Clinical Labs, Inc., personally known to me or who has produced
__________________ as identification and who did take an oath, and he acknowledged before me that he executed the foregoing document freely and voluntarily for the purposes therein expressed.

         WITNESS my hand and official seal this ____ day of ____________, 1996.


                                        ________________________________________
                                                  Notary Public

My Commission Expires:


STATE OF FLORIDA
COUNTY OF ORANGE

         BEFORE ME, the undersigned authority duly authorized to take acknowledgments, personally appeared ANTHONY ARRIGONI, Vice President of North American Resorts, Inc. personally known to me or who has produced
______________ as identification and who did take an oath, and he acknowledged before me that he executed the foregoing document freely and voluntarily for the purposes therein expressed.

         WITNESS my hand and official seal this ____ day of ____________, 1996.


                                        ________________________________________
                                                  Notary Public

My Commission Expires:





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STATE OF FLORIDA
COUNTY OF POLK

         BEFORE ME, the undersigned authority duly authorized to take acknowledgments, personally appeared RICHARD J. DIAMOND, personally known to me or who has produced __________________ as identification and who did take an oath, and he acknowledged before me that he executed the foregoing document freely and voluntarily for the purposes therein expressed.

         WITNESS my hand and official seal this ____ day of ____________, 1996.


                                        ________________________________________
                                                  Notary Public
My Commission Expires:

STATE OF FLORIDA
COUNTY OF POLK

         BEFORE ME, the undersigned authority duly authorized to take acknowledgments, personally appeared Donald R. Mastropietro, personally known to me or who has produced __________________ as identification and who did take an oath, and he acknowledged before me that he executed the foregoing document freely and voluntarily for the purposes therein expressed.

         WITNESS my hand and official seal this ____ day of ____________, 1996.


                                        ________________________________________
                                                  Notary Public
My Commission Expires:





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